Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2009

Company Name	Domicile or State of Incorporation
Acme Brick Company	Delaware
Acme Building Brands, Inc.	Delaware
Albecca Inc.	Georgia
Anderson Hardwood Floors LLC	Georgia
Applied Underwriters, Inc.	Nebraska
Ben Bridge Corporation	Washington
Ben Bridge Jeweler, Inc.	Washington
Benjamin Moore & Co.	New Jersey
Benjamin Moore & Co., Limited	Canada
Berkshire Hathaway Assurance Corporation	New York
Berkshire Hathaway Credit Corporation	Nebraska
Berkshire Hathaway Finance Corporation	Delaware
Berkshire Hathaway International Insurance Limited (UK)	United Kingdom
Berkshire Hathaway Life Insurance Company of Nebraska	Nebraska
BHSF, Inc.	Delaware
BH Finance LLC	Nebraska
BH Shoe Holdings, Inc.	Delaware
Blue Chip Stamps	California
Boat America Corporation	Virginia
Borsheim Jewelry Company, Inc.	Nebraska
Bushwick Metals LLC	Delaware
Business Wire, Inc.	Delaware
California Insurance Company	Iowa
Campbell Hausfeld/Scott Fetzer Company	Delaware
CE Electric UK Funding Company	United Kingdom
CE Electric UK Holdings	United Kingdom
Central States Indemnity Co. of Omaha	Nebraska
Central States of Omaha Companies, Inc.	Nebraska
Cerro Flow Products LLC	Delaware
Cerro Wire LLC	Delaware
Clayton Homes, Inc.	Delaware
CMH Homes, Inc.	Tennessee
CMH Manufacturing, Inc.	Tennessee
CMH Parks, Inc.	Tennessee
Columbia Insurance Company	Nebraska
Cornhusker Casualty Company	Nebraska
CORT Business Services Corporation	Delaware
CTB International Corp.	Indiana
Cypress Insurance Company	California
EcoWater Systems LLC	Delaware
EXSIF Worldwide, Inc.	Delaware
Fairfield Insurance Company	Connecticut
Faraday Reinsurance Co. Limited	United Kingdom
Faraday Underwriting Limited	United Kingdom
The Fechheimer Brothers Company	Delaware
FlightSafety International Inc.	New York
FlightSafety Services Corporation	Delaware
Forest River, Inc.	Indiana
Fruit of the Loom, Inc.	Delaware
Garan, Incorporated	Virginia
GEICO Casualty Company	Maryland

Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2009

Company Name	Domicile or State of Incorporation
GEICO Corporation	Delaware
GEICO General Insurance Company	Maryland
GEICO Indemnity Company	Maryland
GRD Holdings Corporation	Delaware
Gen Re Intermediaries Corporation	New York
General Re Life Corporation	Connecticut
General Re Corporation	Delaware
General Re Financial Products Corporation	Delaware
General Reinsurance Corporation	Delaware
General Star Indemnity Company	Connecticut
General Star National Insurance Company	Ohio
General Reinsurance Life Australia Ltd.	Australia
General Reinsurance Africa Ltd.	South Africa
General Reinsurance Australia Ltd.	Australia
General Reinsurance UK Limited	United Kingdom
Genesis Indemnity Insurance Company	North Dakota
Genesis Insurance Company	Connecticut
Government Employees Insurance Company	Maryland
Helzberg’s Diamond Shops, Inc.	Missouri
H. H. Brown Shoe Company, Inc.	Delaware
Homemakers Plaza, Inc.	Iowa
HomeServices of America, Inc.	Delaware
International Dairy Queen, Inc.	Delaware
IMC International Metalworking Companies B.V.	Netherlands
IMC Holdings GmbH	Germany
Ingersoll Cutting Tool Company	Delaware
Ingersoll Maschinen Werkzeuge GmbH	Germany
Iscar Ltd.	Israel
Johns Manville	Delaware
Johns Manville Corporation	Delaware
Johns Manville Slovakia, a.s.	Slovakia
Jordan’s Furniture, Inc.	Massachusetts
Justin Brands, Inc.	Delaware
Justin Industries, Inc.	Texas
The Kansas Bankers Surety Company	Kansas
Kern River Gas Transmission Company	Texas
Kölnische Rückversicherungs-Gesellschaft AG	Germany
KR Holding, LLC	Delaware
L.A. Darling Company LLC	Delaware
Larson-Juhl US LLC	Georgia
Marmon Holdings, Inc.	Delaware
Marmon/Keystone LLC	Delaware
McLane Company, Inc.	Texas
McLane Foodservice, Inc.	Texas
The Medical Protective Company	Indiana
Medical Protective Corporation	Indiana
MHC Inc.	Iowa
MidAmerican Energy Company	Iowa

Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2009

Company Name	Domicile or State of Incorporation
MidAmerican Energy Holdings Company	Iowa
MidAmerican Funding, LLC	Iowa
MiTek, Inc.	Delaware
Mount Vernon Fire Insurance Company	Pennsylvania
National Fire & Marine Insurance Company	Nebraska
National Indemnity Company	Nebraska
National Indemnity Company of the South	Florida
National Indemnity Company of Mid-America	Iowa
National Liability & Fire Insurance Company	Connecticut
National Reinsurance Corporation	Delaware
Nebraska Furniture Mart, Inc.	Nebraska
Nederlandse Reassurantie Groep NV	Netherlands
NetJets Inc.	Delaware
NNGC Acquisition, LLC	Delaware
Northern Natural Gas Company	Delaware
Oak River Insurance Company	Nebraska
OBH Inc.	Delaware
OCSAP, Ltd.	Maine
PacifiCorp	Oregon
The Pampered Chef, Ltd.	Illinois
PPW Holdings LLC	Delaware
Precision Steel Warehouse, Inc.	Illinois
Railsplitter Holdings Corporation	Delaware
R.C. Willey Home Furnishings	Utah
Redwood Fire and Casualty Insurance Company	Nebraska
Richline Group, Inc.	Delaware
RSCC Wire & Cable LLC	Delaware
Russell Corporation	Delaware
Schuller GmbH	Germany
Scott Fetzer Company	Delaware
Scott Fetzer Financial Group, Inc.	Delaware
See’s Candies, Inc.	California
See’s Candy Shops, Inc.	California
Shaw Contract Flooring Services, Inc.	Georgia
Shaw Industries Group, Inc.	Georgia
Sofft Shoe Company, Inc.	New Hampshire
Star Furniture Company	Texas
Sterling Crane LLC	Delaware
TaeguTec Ltd.	Korea
TTI, Inc.	Delaware
Tungaloy Corporation	Japan
Unarco Industries LLC	Delaware
Union Tank Car Company	Delaware
Union Underwear Company, Inc.	Delaware
United States Liability Insurance Company	Pennsylvania
U.S. Investment Corporation	Pennsylvania
U.S. Underwriters Insurance Company	North Dakota
Vanderbilt Mortgage & Finance, Inc.	Tennessee
Vanity Fair Brands, Inc.	Delaware
Webb Wheel Products, Inc.	Delaware
Wells Lamont LLC	Delaware

Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2009

Company Name	Domicile or State of Incorporation
Wesco Financial Corporation	Delaware
Wesco-Financial Insurance Company	Nebraska
Wesco Holdings Midwest, Inc.	Nebraska
World Book/Scott Fetzer Company, Inc.	Nebraska
XTRA Corporation	Delaware
XTRA Finance Corporation	Delaware
XTRA Lease LLC	Delaware
XTRA LLC	Maine
Yorkshire Electricity Distribution PLC.	United Kingdom
Yorkshire Electricity Group PLC	United Kingdom
Yorkshire Holdings PLC	United Kingdom
Yorkshire Power Group Limited	United Kingdom

(1)	Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and Berkshire has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.